Exhibit 11(a)

                          ARTHUR ANDERSEN LLP


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
             -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated November 21, 1995, and to all references to our

Firm included in or made a part of this Registration Statement on

Form N-1A of the SteinRoe Investment Trust (comprising the SteinRoe

Total Return Fund, SteinRoe Prime Equities, SteinRoe Stock Fund,

SteinRoe International Fund, SteinRoe Special Fund, SteinRoe

Capital Opportunities Fund and SteinRoe Special Venture Fund).



ARTHUR ANDERSEN LLP

Chicago, Illinois,

February 15, 1996

                          ARTHUR ANDERSEN LLP


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
             -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated November 10, 1995, and to all references to our

Firm included in or made a part of this Registration Statement on

Form N-1A of the SteinRoe Investment Trust (comprising the SteinRoe

Young Investor Fund).


ARTHUR ANDERSEN LLP

Chicago, Illinois,

February 15, 1996